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                                                                       EXHIBIT 1

                       SCHEDULE 13D JOINT FILING AGREEMENT

         In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Date:  May 12, 2003

                                            PHAETON INVESTMENTS LIMITED


                                            By:      /s/ Irene Spoerry
                                                --------------------------------
                                            Name:    Irene Spoerry, on behalf of
                                                     Xenia Limited, Director

                                            XENIA LIMITED


                                            By:      /s/ Irene Spoerry
                                                --------------------------------
                                            Name:    Irene Spoerry
                                            Its:     Director

                                                     /s/ Irene Spoerry
                                            ------------------------------------
                                            Mrs. Irene G. Spoerry



                                                     /s/ Petros Livanios
                                            ------------------------------------
                                            Mr. Petros Livanios



                                                     /s/ Richard Scott
                                            ------------------------------------
                                            Mr. Richard Scott



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